Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Waystar Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.01 par value per share	Rule 457(a)	2,300,000	$40.00 (2)	$92,000,000.00	0.00015310	$14,085.20
Fees Previously Paid	Equity	Common stock, $0.01 par value per share	Rule 457(c)	20,700,000	$44.70	$925,290,000.00	0.00015310	$141,661.90
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,017,290,000.00		$155,747.10
	Total Fees Previously Paid					$925,290,000.00		$141,661.90
	Total Fee Offsets
	Net Fee Due							$14,085.20

(1) Represents only the additional number of shares being registered pursuant to this registration statement and includes 300,000 shares of common stock that the underwriters have the option to purchase. Does not include the 20,700,000 shares that were previously registered on the Registration Statement on Form S-1 (File No. 333-285018), as amended (the “Prior Registration Statement”).

(2) Based on the public offering price.

(3) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price. The registrant previously registered 20,700,000 shares of its common stock with an aggregate offering price not to exceed $925,290,000.00 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on February 20, 2025. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $92,000,000.00 is hereby registered, which includes shares of common stock that the underwriters have the option to purchase.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0- 11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date